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                                  EXHIBIT 3.2
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                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 CITYSCAPE CORP.
                            (a New York corporation)


                                  ARTICLE FIRST

                                     Offices

               1.1 Principal Office. The principal office of Cityscape Corp. (hereinafter called the Company) in the State of New York shall be at 565 Taxter Road, City of Elmsford, County of Westchester, and the name of the registered agent in charge thereof shall be the Secretary of the Company.

               1.2 Other Offices. The Company may also have an office or offices at such other place or places, either within or without the State of New York, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Company may require.

                                 ARTICLE SECOND

                            Meetings of Shareholders

               2.1 Annual Meetings. Annual meetings of the shareholders of the Company for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

               2.2 Special Meetings. A special meeting of the shareholders for the transaction of any proper business may be called at any time by the Board, the Chairman of the Board or the Vice Chairman of the Board.

               2.3 Place of Meetings. All meetings of the shareholders shall be held at such places, within or without the State of New York, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

               2.4 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United
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States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Company for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, facsimile or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except as a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

               2.5 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Company entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders of the Company or any adjournment thereof. For purposes of the foregoing: (i) where a separate vote by class or classes is required or permitted for any matter, the holders of a majority in voting power of the outstanding shares of such class or classes, present in person or represented by proxy shall constitute a quorum to take action with respect to that vote on that matter, and (ii) two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum at any meeting or any adjournment thereof of the holders of any class of stock entitled to vote on a matter, a majority in voting interest of the holders of such class so present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all such holders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting of such class from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

               2.6     Voting.

               (a) Each shareholder shall, at each meeting of the shareholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Company having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Company:
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                       (i) on the date fixed pursuant to Section 7.5 of these
               Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or

                      (ii) if no such record date shall have been so fixed,
               then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

               (b) Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Company in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Company he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Business Corporation Law of the State of New York.

               (c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the shareholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. Where a separate vote by class or classes is required or permitted, the affirmative vote of the holders of a majority in voting power of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.
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               2.7     List of Shareholders. The Secretary of the Company shall
prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

               2.8 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

               2.9 Action Without Meeting. Any action required to be taken at any annual or special meeting of shareholders of the Company, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                  ARTICLE THIRD

                               Board of Directors

               3.1 General Powers. The property, business and affairs of the Company shall be managed by the Board.

               3.2 Number and Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be shareholders. Each of the directors of the Company shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.
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               3.3     Election of Directors. The directors shall be elected
annually by the shareholders of the Company and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

               3.4 Resignations. Any director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               3.5 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

               3.6 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of New York as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

               3.7 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

               3.8 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

               3.9 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Vice Chairman of the Board or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than forty-
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eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

               3.10 Organization. Meetings of the Board shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

               3.11 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

               3.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

               3.13 Telephone Conference Call. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               3.14 Removal of Directors. Subject to the provisions of the Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the shareholders having a majority of the voting power of the Company given at a special meeting of the shareholders called for the purpose.
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               3.15    Compensation. The directors shall receive only such
compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Company shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Company or its subsidiaries in any other capacity and receiving compensation therefor.

               3.16 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                 ARTICLE FOURTH

                                     Notices

               4.1 Form of Notice. Whenever, under the provisions of applicable statutes of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholders, such notice shall not be construed to mean personal notice, and may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

               4.2 Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the
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shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                 ARTICLE FIFTH

                                    Officers

               5.1 Number. The officers of the Company may include a Chairman of the Board, a Vice-Chairman of the Board, a President, a Treasurer, a Secretary and such Vice Presidents (the number thereof, if any, and their respective titles to be determined by the Board) as the Board shall in its discretion from time to time designate. Except for the offices of President and Secretary, any two offices or more may be held by one person. The offices of President and Secretary may be held by one person if there is only one shareholder of the Company.

               5.2 Duties. The officers of the Company shall have such powers and perform such duties as the Board may from time to time prescribe.

               5.3 Election, Term of Office and Qualifications. The officers of the Company, except such officers as may be appointed in accordance with 5.4, shall be elected annually by the Board at the first meeting thereof held after the election thereof. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

               5.4 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 5.1, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Company or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

               5.5 Removal. Any officer, assistant, agent or employee of the Company may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Company or committee of the Board upon whom or which such power of removal may be conferred by the Board.

               5.6 Resignations. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the
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case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               5.7 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

               5.8 Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall perform such other duties as may be assigned by the Board or the Executive Committee (if such Committee be formed).

               5.9 President. The President, who need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he or she shall have general management and control of the business and affairs of the Company.

               5.10 Vice President. The Vice President, or if there are more than one, the senior Vice President, as determined by the Board, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

               5.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Board.


               The Treasurer shall disburse the funds of the Company as may be ordered by the Board, or the President, taking proper vouchers for such disbursements. He or she shall render to the President and the Board at the regular meetings of the Board, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Board, he or she shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

               5.12 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by the law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Company and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the
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President. He or she shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

               5.13 Compensation. The compensation of the officers of the Company shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Company. Nothing contained herein shall preclude any officer from serving the Company, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Company. Nothing contained herein shall preclude any officer from serving the Company, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                  ARTICLE SIXTH

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

               6.1 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

               6.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

               6.3 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Company to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Company, the Chairman of the Board, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Company who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Company.

               6.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Company to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                 ARTICLE SEVENTH

                            Shares and Their Transfer

               7.1 Certificates for Stock. Certificates of stock of the Company shall be in such form as required by the laws of the State of New York and as shall be adopted by the Board. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.4.

               7.2 Transfers of Stock. Transfers of shares of stock of the Company shall be made only on the books of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the
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Company for transfer, both the transferor and the transferee request the Company to do so.

               7.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Company. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

               7.4 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Company in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

               7.5 Fixing Date for Determination of Shareholders of Record. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. If in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

               7.6 Registered Shareholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner of shares, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

                                 ARTICLE EIGHTH

                                 Indemnification

               8.1 Action, Etc. Other Than by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company to procure judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust or other enterprise, not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

               8.2 Actions, Etc., by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) and amount paid in settlement actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust or other enterprise, not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of (1) a threatened action , or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action was brought, or, if no action was brought, any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court shall deem proper.

               8.3 Determination of Right of Indemnification. Any indemnification under Section 8.1 or 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 and 8.2. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

               8.4 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 8.1 or 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               8.5 Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

               8.6 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               8.7 Insurance. Upon resolution passed by the Board, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

               8.8 Constituent Corporations. For the purposes of this Article, references to "the Company" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

               8.9 Other Enterprises, Fines, and Serving at Company's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

                                  ARTICLE NINTH

                                  Miscellaneous

               9.1 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Company may be declared by the Board at any regular or special meeting, pursuant to law. To the extent permitted by law, and subject to the provisions of the Certificate of Incorporation, if any, dividends may be paid in cash, in property, or in shares of the capital stock.

               9.2 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Company and words and figures showing that the Company was incorporated in the State of New York and the year of incorporation.

               9.3 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

               9.4 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the shareholders, at any annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the shareholders may be altered or repealed by either the Board or the shareholders.